[LETTERHEAD - MIDDLESEX WATER COMPANY]

                                                                  April 18, 2001

Dear Stockholder:

         I am pleased to invite you to attend Middlesex Water Company s Annual Meeting of Shareholders that will take place on Wednesday, May 23, 2001, at 11:00 a.m., at the office of the Company, 1500 Ronson Road, Iselin, New Jersey.

         The primary business of the meeting will be election of directors and approval of the selection of Deloitte & Touche LLP as independent auditors for 2001, and transaction of such other business as may properly come before the meeting.

         During the meeting, we will report to you on the Company s financial status, operations and other activities during 2000, together with our goals for 2001. We welcome this opportunity to meet with our stockholders and look forward to your comments and questions.

         Your vote is important to us. Whether or not you plan to attend the annual meeting, I urge you to vote. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and sign, date and return your proxy in the enclosed postpaid return envelope as promptly as possible. If you date, sign and return your proxy card without indicating your choices, the persons designated as proxies will vote your shares in accordance with the recommendations of the Directors and management.

         I look forward to seeing you on May 23rd.

                                                      Sincerely,


                                                  /s/ J. Richard Tompkins
                                                  -----------------------
                                                  J. Richard Tompkins
                                           Chairman of the Board and President

                               TABLE OF CONTENTS
                                                                   Page
                                                                   ----
SOLICITATION AND REVOCATION OF PROXIES. . . . . . . . . . . . . . . 1
SHARES ENTITLED TO VOTE. . . . . . . . . . . . . . . . . . . . . .  1
VOTE REQUIRED AND METHOD OF COUNTING VOTES. . . . . . . . . . . . . 1
GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 1
PROPOSAL 1 ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . 2
NOMINEES FOR ELECTION AS DIRECTOR WITH TERM EXPIRING
IN 2004 CLASS II. . . . . . . . . . . . . . . . . . . . . . . . . . 3
DIRECTORS WHOSE TERMS CONTINUE BEYOND 2001 ANNUAL MEETING. . . . .  4
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN
BENEFICIAL OWNERS . . . . . . . . . . . . . . . . . . . . . . . . . 5
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . 6
Summary Compensation Table. . . . . . . . . . . . . . . . . . . . . 6
Compensation of Directors . . . . . . . . . . . . . . . . . . . . . 7
Compensation Pursuant to Pension Plans. . . . . . . . . . . . . . . 7
Compensation Committee Interlocks and Insider Participation . . . . 8
EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . 8
AUDIT COMMITTEE REPORT. . . . . . . . . . . . . . . . . . . . . . . 10
STOCK PERFORMANCE GRAPH. . . . . . . . . . . . . . . . . . . . . .  11
PROPOSAL 2 APPOINTMENT OF INDEPENDENT AUDITORS. . . . . . . . . . . 12
PRINCIPAL ACCOUNTING FIRM FEES . . . . . . . . . . . . . . . . . .  12
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS . . . . . . . . . . .  12
OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
MINUTES OF 2000 MEETING OF STOCKHOLDERS . . . . . . . . . . . . . . 13
APPENDIX A: AUDIT COMMITTEE CHARTER . . . . . . . . . . . . . . . . A-1

                     [LETTERHEAD - MIDDLESEX WATER COMPANY]

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001
                                      AND
                                 PROXY STATEMENT

                                -----------------

To the Stockholders of Middlesex Water Company

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MIDDLESEX WATER COMPANY will be held at the office of the Company, 1500 Ronson Road, Iselin, New Jersey, on Wednesday, May 23, 2001, at 11:00 a.m., for the following purposes:

        1. To elect two members of Class II of the Board of Directors to hold office until the Annual Meeting of Stockholders in the year 2004, and in each case until their respective successors are elected and qualify.
        2.   To  consider  and act  upon  the  approval  of the  appointment  of
             Deloitte & Touche LLP as independent auditors for the year 2001.
        3.   To transact  such other  business as may  properly  come before the meeting and any adjournment thereof.

        Only holders of record of Common Stock at the close of business on March 30, 2001, will be entitled to notice of and to vote at the meeting or any adjournment thereof. The Company s Annual Report for the year ended December 31, 2000, has already been mailed to stockholders.

        If you are unable to be present at the meeting but desire to have your shares voted, please execute the enclosed proxy and return it in the accompanying envelope, to which no postage need be affixed if mailed in the United States.

                                            By Order of the Board of Directors,


                                             /s/ Marion F. Reynolds
                                             ----------------------
                                             MARION F. REYNOLDS
                                             Secretary


April 18, 2001
                                    IMPORTANT
              To assure your representation at the meeting, please
                       mail the enclosed proxy promptly.

                     [LETTERHEAD - MIDDLESEX WATER COMPANY]

                                  ------------
                                 PROXY STATEMENT
                                  ------------

        Notice of the Annual Meeting of Stockholders of Middlesex Water Company to be held on May 23, 2001, is attached. You are cordially invited to attend the meeting. If you are unable to attend, you are requested to sign and complete the enclosed proxy and return it in the accompanying envelope.

                     SOLICITATION AND REVOCATION OF PROXIES

        The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals and will reimburse them for their expenses in so doing. The solicitations will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telegram, fax, e-mail or in person by Directors, Officers and employees of the Company. This proxy statement and the accompanying proxy are first being sent to stockholders on or about April 18, 2001.

        The giving of a proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire, and a proxy may be revoked by giving notice to the Secretary of the Company in writing at any time prior to the commencement of the meeting or in open meeting prior to the taking of the vote to which such revocation relates.

                             SHARES ENTITLED TO VOTE

        As of March 30, 2001, there were outstanding 5,057,357 shares of Common Stock which is the only class of capital stock entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Meeting, holders of record of Common Stock at the close of business on March 30, 2001, will be entitled to vote at the meeting or any adjournment thereof.

                   VOTE REQUIRED AND METHOD OF COUNTING VOTES

        The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. For the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required. Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter.

                               GENERAL INFORMATION

        Management of the Company is under the general direction of the Board of Directors who are elected by the stockholders. The Board of Directors holds regular monthly meetings and meets on other occasions when required in special circumstances. The Board of Directors held eleven meetings and the Board Committees held fifteen meetings during the year 2000. Each incumbent Director attended 100% of the total number of meetings of the Board and Committees on which each served.

        The Board of Directors has an Audit Committee, consisting of John C. Cutting, John R. Middleton and John P. Mulkerin, which reviews the scope of the audit, receives and reviews the auditors annual report and makes a recommendation to the Board for the appointment of an independent accounting firm for the following calendar year. The Audit Committee Charter (Appendix A) more fully describes the responsibilities and the activities of the Audit Committee. The Committee held five meetings during the year 2000.

        The Board of Directors has an Executive Development and Compensation Committee, consisting of John C. Cutting, Stephen H. Mundy and Jeffries Shein, which reviews and makes recommendations to the Board of Directors as to the salaries and benefits of the Executive Officers of the Company and administers the 1989 Restricted Stock Plan. The Committee held six meetings during the year 2000.

        The Board of Directors has a Pension Committee, consisting of John C. Cutting, John P. Mulkerin and Jeffries Shein, which reviews investment policies and determines recommended investment objectives for the Company s Pension Plan and serves as trustee for the Company s Voluntary Employees Beneficiary Association Trust. The Committee meets quarterly with the Company s Investment Managers. The Committee held four meetings during the year 2000.

        The Board of Directors appoints an ad hoc Nominating Committee from time to time as needed. Such a Committee, consisting of John P. Mulkerin, Stephen H. Mundy and Jeffries Shein, was appointed in September 2000. The Committee did not meet during the year 2000. The ad hoc Nominating Committee will consider qualified nominations for Directors recommended by stockholders. Recommendations should be sent to Middlesex Water Company, Office of the Secretary, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452. The Secretary should receive any nominations for Director on or before December 20, 2001.

PROPOSAL 1

                              ELECTION OF DIRECTORS

        At the Annual Meeting of Stockholders two members of Class II of the Board of Directors are to be elected each to hold office until the Annual Meeting of Stockholders in the year 2004, and in each case until their respective successors are elected and qualified. The present terms of the two Directors included in Class II expire at the year 2001 Annual Meeting.

        Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy. Directors shall be elected by a plurality of the votes cast at the election.

        If at the time of the meeting any of the nominees listed should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors constituting a full Board is reduced.

        There is shown as to each nominee, and as to each Director whose term of office will continue after the year 2001 Annual Meeting, age as of the date of the Annual Meeting, the period of service as a Director of the Company, and business experience during the last five years.

NOMINEES FOR ELECTION AS
DIRECTORS WITH TERMS EXPIRING IN 2004 CLASS II

                                                               Expiration       Business Experience
Name, Period Served as                                         Date of          During Past Five Years
Director of Company                               Age          New Term         and Other Affiliations
-------------------                               ---          --------         ----------------------

Stephen H. Mundy . . . . . . . . . .              67           2004             Retired. Formerly Vice President, A. Stanley
Director since 1997                                                               Mundy, Inc., Public Utility Contractor,
                                                                                  Virginia Beach, Virginia.
                                                                                Chairman of Executive Development and Com-
                                                                                  pensation Committee and Member  of
                                                                                Nominating Committee.

Richard A. Russo . . . . . . . . . . .            55           2004             Executive Vice President of the Company.
Director since 1994                                                               Director and President of Tidewater Utilities,
                                                                                  Inc. (TUI). Director and President of White
                                                                                  Marsh Environmental Systems, Inc., a
                                                                                  subsidiary of TUI. Director and Vice
                                                                                  President of Sussex Shores Water Company.



The Board of Directors unanimously recommends a vote FOR Proposal 1.


DIRECTORS WHOSE TERMS CONTINUE BEYOND
THE 2001 ANNUAL MEETING AND ARE NOT
SUBJECT TO REELECTION THIS YEAR
                                                            Expiration          Business Experience
Name, Period Served as                                      Date of Term        During Past Five Years
Director of Company                             Age         and Class           and Other Affiliations
-------------------                             ---         ---------           ----------------------
John C. Cutting. . . . . . . . . . .            64          2003                Retired. Formerly Consulting Senior Engineer,
Director since 1997                                         Class I               Science Applications International Corpora-
                                                                                  tion, specialists in information, energy and
                                                                                  military systems, Pittsburgh, Pennsylvania.
                                                                                Chairman of Pension Committee and Member
                                                                                  of Audit Committee and Executive
                                                                                  Development and Compensation Committee.

John R. Middleton, M.D. . . . . .               56          2002                Chair of the Department of Medicine and
Director since 1999                                         Class III             Medical Director of Raritan Bay Medical
                                                                                  Center. Fellow of American College of
                                                                                  Physicians and Member of Editorial Board
                                                                                  (Infectious Diseases) of New Jersey Medicine.
                                                                                Member of Audit Committee.

John P. Mulkerin (1) . . . . . . . .            63          2003                President, Chief Executive Officer and Director
Director since 1997                                         Class I               of First Sentinel Bancorp, Inc., Holding
                                                                                  Company for First Savings Bank, Perth
                                                                                  Amboy, New Jersey. Director of FSB Finan-
                                                                                  cial Corp., Raritan Bay Medical Center and
                                                                                  Daytop Village Foundation.
                                                                                Chairman of Audit Committee and Member of
                                                                                  Nominating and Pension Committees.

Jeffries Shein (1). . . . . . . . . .           61          2002                Partner, Jacobson, Goldfarb & Tanzman, Industrial
Director since 1990                                         Class III             and Commercial Brokerage Firm, Wood-
                                                                                  bridge, New Jersey. Director of First Sentinel
                                                                                  Bancorp, Inc., Holding Company for First
                                                                                  Savings Bank, Perth Amboy, New Jersey,
                                                                                  and Chairman of the Board of Raritan Bay
                                                                                Medical Center.
                                                                                Chairman of Nominating Committee and Member
                                                                                  of Executive Development and Compensation
                                                                                  Committee and Pension Committee.

Dennis G. Sullivan . . . . . . . . .            59          2003                Senior Vice President and General Counsel,
Director since 1999                                         Class I               Assistant Secretary and Assistant Treasurer
                                                                                  of the Company. Director and Assistant
                                                                                  Secretary and Assistant Treasurer of
                                                                                  Tidewater Utilities, Inc. (TUI); Director and
                                                                                  Chairman of Pinelands Water Company and
                                                                                  Pinelands Wastewater Company; and
                                                                                  Director of Utility Service Affiliates, Inc.;
                                                                                  and Utility Service Affiliates (Perth Amboy)
                                                                                  Inc., subsidiaries of the Company. Director,
                                                                                  Vice President and Assistant Secretary of
                                                                                  White Marsh Environmental Systems, Inc., a
                                                                                  subsidiary of TUI.




                                                             Expiration         Business Experience
Name, Period Served as                                       Date of Term       During Past Five Years
Director of Company                             Age          and Class          and Other Affiliations
-------------------                             ---          ---------          ----------------------
J. Richard Tompkins. . . . . . . .              62           2002               Chairman of the Board and President of the
Director since 1981                                          Class III            Company. Past President of National
                                                                                  Association of Water Companies and
                                                                                  Director of New Jersey Utilities Association.
                                                                                  Director and Chairman of Tidewater
                                                                                  Utilities, Inc. (TUI); Pinelands Water
                                                                                  Company and Pinelands Wastewater
                                                                                  Company; and Director and President of
                                                                                  Utility Service Affiliates, Inc.; and Utility
                                                                                  Service Affiliates (Perth Amboy) Inc.,
                                                                                  subsidiaries of the Company. Director and
                                                                                  Chairman of White Marsh Environmental
                                                                                  Systems, Inc., a subsidiary of TUI.

---------------
(1) The Company has established a $10,000,000 line of credit with First Savings Bank, Perth Amboy, New Jersey. At December 31, 2000, there was an outstanding loan of $2,050,000 at an interest rate of 7.10% with First Savings Bank.

                   SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 30, 2001, beneficial ownership of Middlesex Water Company Common Stock by the elected Directors, Executive Officers named in the table appearing under Executive Compensation and all elected Directors and Executive Officers as a group. Jeffries Shein owned 1.57% of the shares outstanding on March 30, 2001. All other individual elected Directors and Executive Officers owned less than 1% of the shares outstanding on March 30, 2001.
                                                         Amount and Nature
                                                           of Beneficial
Name                                                         Ownership
----                                                         ---------
Directors
John C. Cutting . . . . . . . . . . . . . . . . . . . . . . .  16,326
John R. Middleton, M.D.. . . . . . . . . . . . . . . . . . . . 1,042
John P. Mulkerin . . . . . . . . . . . . . . . . . . . . . . . 3,500
Stephen H. Mundy. . . . . . . . . . . . . . . . . . . . . . .  32,150
Richard A. Russo. . . . . . . . . . . . . . . . . . . . . . .  12,896
Jeffries Shein* . . . . . . . . . . . . . . . . . . . . . . .  79,170
Dennis G. Sullivan. . . . . . . . . . . . . . . . . . . . . .  6,610
J. Richard Tompkins** . . . . . . . . . . . . . . . . . . . .  24,544
Named Executive Officers
Walter J. Brady. . . . . . . . . . . . . . . . . . . . . . . . 10,032
A. Bruce O Connor . . . . . . . . . . . . . . . . . . . . . .   5,889
All elected Directors and Executive Officers as a group
including those named above (12). . . . . . . . . . . . . . .  209,690***

---------------

* Includes 7,429 shares over which Mr. Shein has shared voting powers. Mr. Shein also disclaims beneficial ownership of 2,436 additional shares.
**  Disclaims beneficial ownership of 450 additional shares.
*** 4.15% of the shares outstanding on March 30, 2001.

        The following table sets forth information made known to the Company as of February 1, 2001, of any person or group to be the beneficial owner of more than five percent of the Company s Common Stock:

                                              Number of Shares
                                              Beneficially Owned
                                              and Nature
                                              of Beneficial             Percent
Name and Address                              Ownership (1)            of Class
----------------                              -------------            --------
Verona Construction Company. . . . . .          329,800                  6.52%
Wilmington, Delaware 19801

---------------
(1) Beneficial owner has sole power to vote and dispose of such shares.

                             EXECUTIVE COMPENSATION

        There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years 2000, 1999 and 1998 of those named executives whose total annual salary amounted to $100,000 or more.

                           SUMMARY COMPENSATION TABLE

Name and                                                   Stock    Other Annual
Principal Position         Year     Salary      Bonus      Award    Compensation
------------------         ----     ------      -----      -----    ------------
                                                            (1)          (2)
J. Richard Tompkins        2000    $273,400               $43,700      $ 8,845
Chairman of the Board      1999    $265,000    $10,192    $51,700      $ 9,416
and President              1998    $256,350    $24,615    $43,500      $10,470
Richard A. Russo           2000    $182,400               $23,300      $ 7,119
Executive Vice President   1999    $176,000    $ 6,769    $25,850      $ 6,512
                           1998    $166,773    $12,846    $21,750      $ 6,794
Dennis G. Sullivan         2000    $142,862               $23,300      $ 5,786
Senior Vice President &    1999    $130,000    $ 5,000    $25,850      $ 5,577
General Counsel and        1998    $123,369    $ 9,500    $21,750      $ 5,397
Assistant Secretary &
Assistant Treasurer
Walter J. Brady            2000    $139,400               $23,300      $ 5,671
Senior Vice President-     1999    $133,000    $ 5,115    $25,850      $ 5,400
Administration             1998    $127,369    $ 9,808    $21,750      $ 5,760
A. Bruce O Connor          2000    $135,400               $23,300      $ 4,882
Vice President and         1999    $128,000    $ 4,923    $25,850      $ 4,710
Controller                 1998    $114,273    $ 9,000    $21,750      $ 4,244

---------------
(1) The number and value of Restricted Stock held in escrow as of December 31, 2000, were as follows: Mr. Tompkins 9,500/$320,625; Mr. Russo 4,900/$165,375; Mr. Sullivan 4000/ $135,000; Mr. Brady 3,900/$131,625; and
    Mr. O Connor 3,800/$128,250. Generally, the restrictions lapse on these awards five years from the date of grant. The restrictions also lapse in the event of a change in control of the Company. All dividends on these shares are paid to the awardees.

(2) Includes employer contributions to the Company s defined contribution plan and life insurance premiums for 2000: Mr. Tompkins ($5,950 and $2,895), Mr. Russo ($5,950 and $1,169), Mr. Sullivan ($4,962 and $824), Mr. Brady ($4,841
    and $830) and Mr. O Connor ($4,697 and $186); for 1999: Mr. Tompkins ($5,600
    and $3,816),  Mr. Russo ($5,600 and $912), Mr. Sullivan ($4,550 and $1,027),
    Mr. Brady ($4,341 and $1,059) and Mr. O Connor ($4,480 and $230);  for 1998:
    Mr.  Tompkins  ($5,600 and  $4,870),  Mr.  Russo  ($5,600 and  $1,194),  Mr.
    Sullivan ($4,139 and $1,258), Mr. Brady ($4,446 and $1,314) and Mr. O Connor ($3,987 and $256).

                            COMPENSATION OF DIRECTORS

        A Director who is not an officer of the Company or its subsidiaries is paid an annual retainer of $8,100 and a fee of $600 for attendance at Board of Directors (Board) meetings; a fee of $300 for attendance at special meetings of the Board and a fee of $150 for attendance at special Board Committee meetings by means of communications facilities and a fee of $400 for each committee meeting attended. Committee chairmen receive an additional $200 for each committee meeting chaired. Directors who are officers of the Company are paid a fee of $300 for each meeting of the Board attended.

                     COMPENSATION PURSUANT TO PENSION PLANS

           Annual Benefit Based on Compensation and Years of Service

                                                                        Years of Service
                                       ------------------------------------------------------------------------------
Remuneration                              15             20            25            30           35            45
------------                              --             --            --            --           --            --
$100,000 . . . . . . . . . . . . .     $ 57,804       $ 57,804      $ 57,804      $ 57,804     $ 57,804      $ 71,015
$125,000 . . . . . . . . . . . . .     $ 76,554       $ 76,554      $ 76,554      $ 76,554     $ 76,554      $ 90,765
$150,000 . . . . . . . . . . . . .     $ 95,304       $ 95,304      $ 95,304      $ 95,304     $ 95,304      $110,515
$175,000 . . . . . . . . . . . . .     $114,054       $114,054      $114,054      $114,054     $114,054      $126,315
$200,000 . . . . . . . . . . . . .     $132,804       $132,804      $132,804      $132,804     $132,804      $132,804
$225,000 . . . . . . . . . . . . .     $151,554       $151,554      $151,554      $151,554     $151,554      $151,554
$250,000 . . . . . . . . . . . . .     $170,304       $170,304      $170,304      $170,304     $170,304      $170,304
$300,000 . . . . . . . . . . . . .     $207,804       $207,804      $207,804      $207,804     $207,804      $207,804


        All employees, including the named executives, who receive pay for 1,000 hours during the year are included in the Company s Qualified Defined Benefit Pension Plan (Qualified Plan). Under the noncontributory trusteed Qualified
Plan,  current  service  costs  are  funded  annually.   The  Company's  annual
contribution is determined on an actuarial basis. Benefits are measured from the member's entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee s benefit integration level, plus 1.9% of such excess pay, multiplied by service to normal retirement date, capped at 35 years of such excess pay, multiplied by service to normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit integration level is based on the 2000 Summary Compensation Table. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts.

        During the year 2000, the Company was not required to make a statutory contribution to the Qualified Plan. Remuneration covered under the Qualified Plan includes base wages only.

        The estimated credited years of service based on normal retirement at age 65 includes 22 years, 20 years, 44 years, 22 years and 33 years for Messrs. Tompkins, Russo, Brady, Sullivan, and O Connor, respectively.

        Supplemental Executive Retirement Plan The named executive officers and the other executive officers are eligible to participate in the deferred compensation plan known as the Supplemental Executive Retirement Plan (Executive
Plan) at the discretion of the Board of Directors.

        A participant who retires on his normal retirement date is entitled to an annual retirement benefit equal to 75% of his compensation reduced by his primary Social Security benefit and further reduced by any benefit payable from the Qualified Plan. In certain cases further reductions are made for benefits from other employment. Generally, a participant is vested at 10 years of service. Annual retirement benefits are payable for 15 years either to the participant or his beneficiary. Retirement benefits may be in the form of single life annuity, joint and 50% survivors annuity, joint and 100% survivors annuity, single life annuity with a 10-year certain period and single life annuity with a 15-year certain period paid on an actuarial equivalent basis.

        The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the Executive Plan, except that upon a change of control the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet its obligations under the Executive Plan. In any event, the benefits are in the form of an unfunded obligation of the Company. The Company has elected to purchase corporate-owned life insurance as a means of satisfying its obligation under the Executive Plan. The Company reserves the right to terminate any plan or life insurance at any time; however, a participant is entitled to any benefits he would have been entitled to under the Executive Plan provisions. For the year 2000, the Company paid life insurance premiums totaling $0.1 million for Messrs. Tompkins, Russo, Brady, Sullivan and O Connor, which provides a pre-retirement net death benefit of 1-1/2 times base salary at date of death.


        Defined Contribution Plan Under its 401(k) Plan, the Company matches 100% of that portion of the employee contribution that does not exceed 1% of base pay, plus an additional 50% of that portion from 2% to 6% of base pay. Distributions under the 401(k) Plan are made upon normal retirement, total and permanent disability or death and are subject to certain vesting provisions as to Company contributions.

        Change of Control Agreements The Company has change of control termination agreements with the named executive officers, and the other executive officers. These agreements provide that if the executive is terminated by the Company, other than for death, disability, cause (as defined in the agreement) or good reason (as defined in the agreement) within three years after a change of control, the executive is entitled to receive (a) a lump sum severance payment equal to the sum of three times the executive s average total compensation for the five years prior to the termination; (b) continued coverage for three years under any health or welfare plan in which the executive and the executive s dependents were participating; and (c) an additional amount sufficient to pay any additional tax liability resulting from the severance payments and benefits under this, and any other plans or agreements. In addition, the executive will be entitled to receive benefits under the Executive Plan, at the executive s otherwise normal retirement date, with such benefits calculated as if the executive had continued employment to age 65, unless the executive elects to receive such benefits at a lesser amount at termination. Further, all restricted stock held by the executive will become unrestricted (with respect to the plan s five year holding period) upon a change of control.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the 2000 Executive Development and Compensation Committee were John C. Cutting, Stephen H. Mundy and Jeffries Shein. During 2000, no member of the Executive Development and Compensation Committee was an officer or employee of the Company or a subsidiary.


                EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

Overview

        The Executive Development and Compensation Committee of the Board of Directors administers the compensation program for executive officers of the Company. The Committee for the year 2001 is composed of three independent
Directors: John C. Cutting, Stephen H. Mundy and Jeffries Shein. The Committee is responsible for setting and administering the policies that govern annual compensation and Restricted Stock awards. The full Board of Directors approves policies and plans developed by the Committee.

        The Committee s compensation policies and plans applicable to the executive officers seek to enhance the profitability of the Company and shareholder value, as well as control costs and maintain reasonable rates for the customers. The Committee s practices reflect policies that compensation should (1) attract and retain well-qualified executives, (2) support short- and long-term goals and objectives of the Company, (3) reward individuals for outstanding contributions to the Company s success, (4) be meaningfully related to the value created for shareholders, and (5) relate to maintenance of good customer relations and reasonable rates.

        The Committee meets with Mr. Tompkins to evaluate the performance of the other executive officers and meets in the absence of Mr. Tompkins to evaluate his performance. The Committee reports on all executive evaluations to the full Board of Directors.

Salary Compensation

        Base salary levels are reviewed annually using compensation data produced by an independent compensation consultant for similar positions and comparable companies. Base salaries for satisfactory performance are targeted at the median of the competitive market. Individual performance of the executive is determined and taken into account when setting salaries against the competitive market data. The Committee reviews, as well, the individual s efforts on cost control and his or her contributions to the results of the year. The Committee also reviews the Company s financial results compared with prior years and compared with other companies. It compares salaries with both water and general industry salaries.

        The factors and criteria upon which Mr. Tompkins compensation was based generally include those discussed with respect to all the executive officers. Specifically, however, his salary is based on his overall performance and that of the Company. His salary was set at a rate, which was approximately the median of the utility market and below that of the general industry. In addition, in evaluating the performance of the CEO, the Committee has taken particular note of management s success with respect to the growth of the Company.

Restricted Stock

        The Company maintains a restricted stock plan for the purpose of attracting and retaining key executives and other employees having managerial or supervisory responsibility who have contributed, or are likely to contribute, significantly to the long-term performance and growth of the Company and its subsidiaries. This plan is designed to enhance financial performance, customer service and corporate efficiency through a performance-based stock award. Annual stock awards are based upon several factors including the participant s ability to contribute to the overall success of the Company.

        The level of awards and the value of the performance are reviewed annually by the Committee. The Committee submits reports on all executive evaluations and restricted stock awards to the full Board of Directors for approval.

                      Year 2001 Executive Development and Compensation Committee
                         Stephen H. Mundy, Chairman
                         John C. Cutting
                         Jeffries Shein

                             AUDIT COMMITTEE REPORT

        The Audit Committee of the MWCo Board of Directors is composed of three independent Directors. It operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to the MWCo Proxy Statement.

        Management is responsible for MWCo s financial statements and internal controls. The independent accountants of MWCo, Deloitte & Touche LLP, are responsible for performing an independent audit of MWCo s annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee s responsibility is to assist the Board of Directors in overseeing the quality and integrity of the accounting, auditing and financial reporting practices.

        In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that MWCo s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other things:

    o   Changes in significant accounting policies;

    o The process used by management in formulating accounting estimates and the basis for the auditors conclusions regarding the reasonableness of these estimates;

    o Any disagreements with management over the application of accounting principles; and

    o   Disclosures in the financial statements.

        The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants the firm s independence with respect to MWCo and its management. The Committee has considered whether the independent accountants provision of non-audit services to MWCo is compatible with maintaining their independence.

        Based on the Committee s discussions with management and the independent accountants, the Committee s review of the audited financial statements, the representations of management regarding the audited financial statements and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in MWCo s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                     Year 2001 Audit Committee
                                        John P. Mulkerin, Chairman
                                        John C. Cutting
                                        John R. Middleton, M.D.

                             STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly change in the cumulative total return (which includes reinvestment of dividends) of a $100 investment for the Company s Common Stock, a peer group of investor-owned water utilities, and the Wilshire 5000 Stock Index for the period of five years commencing December 31, 1995. The current peer group includes American States Water Company, American Water Works Company, Inc., Artesian Resources Corp., California Water Service Company, Connecticut Water Service, Inc., Pennichuck Corp., Philadelphia Suburban Corporation, Southwest Water Company, York Water Company and the Company. Because of the ongoing water industry consolidation, the Committee deemed it appropriate to add Artesian Resources Corp., Pennichuck Corp., and York Water Company. The Wilshire 5000 Stock Index measures the performance of all U.S. headquartered equity securities with readily available price data.


[GRAPHIC - GRAPH PLOTTED POINTS LISTED BELOW]


                  12/31/95  12/31/96   12/31/97  12/31/98   12/31/99   12/31/00
Middlesex         $100      $ 99       $140      $159       $220       $242
Peer Group        100       118        163       205        163        215
Wilshire 5000     100       121        159       196        243        216

PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

        Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to make the annual audit of the books of account and supporting records of the Company for the year 2001, subject to the approval of the stockholders entitled to vote for the election of Directors, by a majority of the votes cast on the question of such approval, provided a quorum is present, at the Annual Meeting of Stockholders.

        Representatives of Deloitte & Touche LLP will be present at the meeting, and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

                         PRINCIPAL ACCOUNTING FIRM FEES

        Aggregate fees billed to the Company for the fiscal year ending December 31, 2000, by the Company s accounting firm, Deloitte & Touche LLP:

Audit Fees. . . . . . . . . . . .  . . . . . . . . . . . . $107,450
Financial Information Systems . .  . . . . . . . . . . . . $ 0
All Other Fees. . . . . . . . . .  . . . . . . . . . . . . $ 29,280(a)(b)

---------------
(a) Includes fees for tax consulting, employee benefit plan audits and other non-audit related services.
(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant s independence. The Board of Directors unanimously recommends that shareholders vote FOR the appointment of Deloitte & Touche LLP.

                              STOCKHOLDER PROPOSALS

        Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at nextyear s annualmeeting, theSecretary ofthe Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, must receive it not later than December 20, 2001, in order to be included in the Company s proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

        The management of the Company does not intend to bring any other matters before the meeting and has no reason to believe any will be presented to the meeting. If, however, other matters properly do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

                     MINUTES OF 2000 MEETING OF STOCKHOLDERS

        The minutes of the 2000 meeting of Stockholders will be submitted at the meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.

                                             By Order of the Board of Directors,



                                             /s/ Marion F. Reynolds
                                             ----------------------
                                             MARION F. REYNOLDS
                                               Secretary
Iselin, New Jersey
April 18, 2001

                                                                      Appendix A

                             AUDIT COMMITTEE CHARTER

        There shall be a Committee of the Board of Directors titled the Audit Committee. The members of the Committee shall be elected by the Board and be composed of Directors who have at least a minimum level of financial literacy, are independent of the management of the Company, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. At least one member of the Audit Committee shall have significant accounting or financial expertise.

                               STATEMENT OF POLICY

        The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders and the investment community relating to corporate accounting and reporting practices of the Company as well as the quality and integrity of the financial reports of the Company. In so doing, the Audit Committee shall maintain free and open means of communication between the Directors, the independent auditors and the financial management of the Company.

                                RESPONSIBILITIES

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee shall:

         o Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries and approve their proposed fees.

         o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         o It is understood that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and that the Board and the Audit Committee have ultimate power to appoint or remove the independent auditors.

         o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to ascertain that management and the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles will also be reviewed.

         o Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

         o Ascertain that key executives have annually submitted a compliance attestation confirming they have complied with the Company's Policy on Conflicts of Interest and Business Ethics.

         o Obtain from the independent auditors a formal written statement regarding their independence with respect to the Company.

         o    Actively  engage  in  dialogue  with  the   independent   auditors
              regarding matters that might reasonably be expected to affect their independence.

         o Provide opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings will be the independent auditors evaluation of the corporation s financial and accounting policies and the cooperation that the independent auditors received during the course of the audit.

         o Investigate any matter brought to the Audit Committee s attention within the scope of its duties, with the power to retain outside counsel or other professional help for this purpose if, in its judgment, that is appropriate.

        The Committee shall issue a report to be included in the Company s Proxy Statement indicating that it has reviewed the audited financial statements with management and the independent auditors (including a discussion of the quality of the accounting principles and significant judgments affecting the financial statements), whether it has met privately to discuss the information obtained from management and the independent auditors, and, in reliance on that review, whether or not it has recommended to the Board of Directors that the audited financial statements be included in the Company s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                     [LETTERHEAD - MIDDLESEX WATER COMPANY]

                [GRAPHIC - MIDDLESEX WATER COMPANY LOCATION MAP]


        This Charter shall be approved by the Board of Directors annually.

                      DIRECTIONS TO MIDDLESEX WATER COMPANY

FROM GARDEN STATE PARKWAY (NORTH OR SOUTH): Take Exit 131A to third traffic light. Turn right onto Middlesex-Essex Turnpike and proceed (about 12 @mile) to third traffic light (Gill Lane). Turn right and go (about 1 mile) under railroad underpass and make right onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. At the sign, make a right into Middlesex Water Company.

FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH): Take Exit 11 onto Garden State Parkway North and follow above directions.

FROM US ROUTE NO. 1 (NORTH OR SOUTH): Proceed to the Woodbridge Center area and follow signs to Gill Lane. When on Gill Lane, make left turn onto Ronson Road and follow above directions.

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE


                                 REVOCABLE PROXY
                            MIDDLESEX WATER COMPANY


                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 23,2001

    The undersigned stockholder(s) hereby appoint(s) John P. Mulkerin and J. Richard Tompkins, and each of them, proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated, all the shares of common stock of Middlesex Water Company held on record by the undersigned on March 30, 2001, at the annual meeting of shareholders to be held on May 23, 2001, at 11:00 a.m., local time or any adjournment thereof. Please be sure to sign and date Date this Proxy in the box below.


                        Please be sure to sign and date
                          this Proxy in the box below.


                   -----------------------------------------
                                      Date


                   -----------------------------------------
                             Shareholder sign above


                   -----------------------------------------
                         Co-holder (if any) sign above



 1. Election of Directors, Nominees for Class II term expiring in 2004 are: S. H. Mundy and R. A. Russo

                                           With-               For All
               [   ] For            [   ]  hold          [   ] Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

 2. Approve the appointment of Deloitte & Touche LLP as auditors for the Company for the year 2001.


               [   ] For            [   ]  Against          [   ] Abstain


    In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.


    PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.  [   ]



    If this Proxy is properly executed and returned, the shares represented hereby will be voted. If not otherwise specified, this Proxy will be voted FOR the persons nominated as directors, and FOR proposal number 2.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    Detach above card, sign, date and mail in postage paid envelope provided.


                           MIDDLESEX WATER COMPANY c/o
                             Registrar and Transfer
                            Company 10 Commerce Drive
                         Cranford, New Jersey 07016-3572
                             www.middlesexwater.com

    PLEASE DATE AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer and attach a corporate seal. For joint account, each joint owner should sign.

                               PLEASE ACT PROMPTLY
 BE SURE TO COMPLETE, SIGN AND RETURN THIS PROXY, WHETHER OR NOT YOU ELECT TO BE
     PRESENT IN PERSON. ALL SIGNATURES MUST APPEAR EXACTLY AS NAMES APPEAR
                                 ON THIS PROXY.
                                    THANK YOU

          Annual Meeting of Shareholders - May 23, 2001, at 11:00 a.m.
              Middlesex Water Company - 1500 Ronson Rd., Iselin, NJ


HAS YOUR ADDRESS CHANGED?

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